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Exhibit 99.1

Consent to be Named in Registration Statement

        I, William E. Brock, do hereby consent, pursuant to Rule 438 of the Securities Act of 1993, as amended (the "Act") to be named in the Registration Statement on Form S-1 under the Act for DavCo Restaurants Inc. (the "Company") (SEC File No. 333-114598) as I am about to become a director of the Company.

June 1, 2004

/s/ WILLIAM E. BROCK William E. Brock

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Exhibit 99.1